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                                                                   EXHIBIT 99.13

                             V-TWIN HOLDINGS, INC.
                      (FORMERLY V-TWIN ACQUISITIONS, INC.)
                                1707 H Street, NW
                                    Suite 200
                              Washington, DC 20006

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

                                  INTRODUCTION

This Information Statement is being mailed on or before August 20, 2000, to holders of record on July 31, 2000, of shares of Common Stock, $.001 par value ("Common Stock"), of V-Twin Holdings, Inc., a District of Columbia corporation (the "Company"), pursuant to the By-Laws of the Company. This Information Statement is being delivered to provide information regarding the voting for by the shareholders for the membership of the board of directors of the Company.

Enclosed herewith is the last 10-K Annual Report dated June 30, 1999, as filed with the Securities and Exchange Commission.

The Annual Meeting of the Shareholders of the Company will be held on August 31, 2000, at the Holiday Inn, 1000 Sully Road, Sterling, Virginia, at 10:00 am.

The matters to be considered and voted upon at the Annual Meeting are limited to the following.

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1. INDIVIDUALS SLATED FOR ELECTION TO THE COMPANY'S BOARD OF DIRECTORS

The following table sets forth certain information with respect to the proposed members of the Board of Directors of the Company, who will continue to serve, as they did during the 1999-2000 fiscal year. There are no changes:

NAME AND ADDRESS                                             NUMBER OF SHARES                                         AGE
                                                             BENEFICIALLY OWNED

Ted Schwartzbeck                                             850,135                                                  38
c/o Cycle Sport
632 Grant Street
Herndon, VA  20170

Jay Pignatello                                               295,545                                                  30
c/o Cycle Sport
632 Grant Street
Herndon, VA  20170

David Settle                                                  - 0 -                                                   39
c/o Cycle Sport
632 Grant Street
Herndon, VA  20170

Richard Paone                                                 - 0 -                                                   40
c/o Cycle Sport
632 Grant Street
Herndon, VA  20170


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Ted L. Schwartzbeck - Has been the Company's Chairman of the Board and CEO since its inception. For the past 15 years he has been vice president of Century Steel Products, Inc., a specialty steel manufacturer in Sterling, Virginia. He studied at the University of Miami prior to beginning his business career.

Richard J. Paone - Serves as the Company's President and Director. Mr. Paone was the Managing Director of Investment Banking and Syndication at LT Lawrence & Co. from 1995 to 1998; Vice President of Investment Banking with Coleman & Company and RAS Securities during 1994 and 1995; Vice President of Investment Banking/Leveraged Buyouts with Weatherly Financial Group from 1992 to 1994; and Vice President of Investment Banking/Mergers & Acquisitions with Henry Ansbacher from 1988 to 1991. From 1984 to 1988 Mr. Paone founded and operated a direct marketing business that he later sold. Mr. Paone received a Masters of Business Administration in Banking and Financial Markets from Adelphi University and a Bachelor of Arts in Economics from the State University of New York at Stony Brook.

David L. Settle - Has served on the Company's Board of Directors since its inception and acts as its Executive Vice President of Operations. He has served with the U.S. State Department for several years as Supervisor of Foreign Embassy Elevator Maintenance, coordinating and supervising a substantial field service force. Mr. Settle raced motocross motorcycles in Maryland and won several prestigious races from 1974 through 1994, from age 13 through age 33. He completed his racing days with the #5 plate in the Seniors class in the State of Maryland.

A. Jay Pignatello - Serves as the Company's Executive Vice President, Secretary and has been a Director since the Company's inception. He graduated from the University of Pennsylvania in 1992, and worked as a legal assistant for the law firms of Arent, Fox and Reed, Smith in Washington DC from 1992 to 1996. From 1996 to 1998 Mr. Pignatello worked with US Insurance Brokers, Inc. as a Vice President.

2. The retention of Kaufman Davis, PC as independent auditor for the year ending June 30, 2000.




            SECURITY OWNERSHIP OF 5% BENEFICIAL OWNERS AND MANAGEMENT

As of July 31, 2000, there were 4,112,833 shares of Common Stock (par value $.001) of the Company issued and outstanding of V-Twin. The following table sets forth as of July 15, 1999, the name and address of each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock deemed outstanding at such date, the number of shares owned by each such persons and by each of the current directors and by the current directors and executive officers of the Company as a group, and the nature of such ownership, and the percentage of the outstanding shares of Common Stock represented thereby.


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
                                                                         NUMBER OF SHARES                     PERCENTAGE
NAME AND ADDRESS                      TITLE OF CLASS                     BENEFICIALLY OWNED                   OF CLASS

Ted Schwartzbeck                      Common Voting                      850,135                              21%
c/o Cycle Sport
632 Grant Street
Herndon, VA  20170

Jay Pignatello                        Common Voting                      295,545                              7%
c/o Cycle Sport
632 Grant Street
Herndon, VA  20170

There are no additional persons or entities that are known to be the beneficial owner of more than 5% of the Company's single class of shares.

                                    OFFICERS

The following sets forth certain information as to the current directors, executive officers and significant employees of the Company.

TED L. SCHWARTZBECK, Chairman and CEO

RICHARD J. PAONE, President

DAVID L. SETTLE, Executive Vice President

A. JAY PIGNATELLO, Executive Vice President and Secretary

The Company has no standing audit, nominating or compensation committees of the Board of directors, or committees performing such similar functions. The Company anticipates creating an audit committee once a five-member board of the Company is established in the coming year

The Company's Board of Directors held two formal meetings during the fiscal year ended June 30, 2000. No director of V-Twin attended less than 75% of the aggregate number of meetings of the Board of Directors during such fiscal year.

        COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

Compensation of Executive Officers and Directors

Mr. Settle and Mr. Pignatello receive compensation from the Company in their capacities as Officers of the Company. The Directors contemplate receiving a moderate compensation package for their efforts upon the completion of the purchase of a sufficient number of dealerships to justify such compensation.

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------
                                                                     Restricted         All
Name                   Year       Salary      Bonus      Other      stock awards       Other
---------------------------------------------------------------------------------------------
Ted Schwartzbeck        2000       -0-         -0-        -0-           -0-             -0-
Richard Paone           2000       -0-         -0-        -0-           -0-             -0-
Jay Pignatello          2000     $70,000       -0-        -0-           -0-             -0-
David Settle            2000     $70,000       -0-        -0-           -0-             -0-
-------------------------------------------------------------------------------------------------------


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No officer or director has received any other remuneration. Until the Company acquires additional capital, it is not intended that any officer or director other than Mr. Settle and Mr. Pignatello will receive compensation from the other than reimbursement for out-of-pocket expenses incurred on behalf of the Company.

The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers, or other employees at this time, but the Board of Directors may recommend adoption of one or more such programs in the future, as the creation of a stock option plan was previously approved by the shareholders of the Company at the first annual meeting on August 31, 1998. The Company was a private company at August 31, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

There are not any related party transactions to be reported.

Legal Proceedings

The Company is currently a party in two legal proceedings. The Company filed a motion to dismiss and a motion for sanctions with respect to a claimed trademark infringement, and the Company expects this case to be resolved shortly without major cost to the Company as the Company insurance will cover the costs associated with this litigation should the Company not win the motion to dismiss. Secondly, the Company is a party to a Department of Motor Vehicle complaint in the State of Texas regarding a motorcycle manufacturer problem, and the Company has been advised that its maximum liability in this case will not exceed $7,000.

No director, officer, or affiliate of the Company, and no owner of record or beneficial owner of more than five percent (5%) of the securities of the Company, or any associate of any such director, officer, or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

This Information Statement is provided to you for information purposes only. No action on your part is sought or required.

August 16, 2000


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